                                  AMENDMENT 8
                            EFFECTIVE MARCH 1, 2009

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                 TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to terminate the Agreement for new business; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Liability and Termination articles to clarify liability after termination of the Agreement for new business.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

I.   The above recitals are true and accurate and are incorporated herein.

II.  The Agreement terminated for new business effective March 1, 2009.

III. Article III, Liability, is amended to add the following Section I:

       I. Following the termination of this Agreement for new business, as described in Article XIX, the Reinsurer shall continue to be liable for:

         1. All Automatic and Facultative Reinsurance in effect prior to such termination of this Agreement; and

         2.   All Automatic Reinsurance:

              (a) that becomes effective after such termination of this Agreement on face amount increases issued on, and reinstatements of, policies issued before such termination of this Agreement; or

              (b) in excess of the Ceding Company's retention that becomes effective after such termination of this Agreement on face amount increases issued on fully retained policies issued before termination; and

LS Excess Treaty -- Effective 1/01/2002
Between HL and TFLIC
Amendment #8 -- Effective 03/1/2009

                                    1

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         3.   All Facultative Reinsurance coverage that becomes effective after such termination of this Agreement, on risks facultatively submitted to the Reinsurer before such termination.

IV. Article XIX, Termination, is deleted in its entirely and replaced with the following:

       A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

       B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

       C. Following the termination of this Agreement for new business, the terminating parties shall remain liable in accordance with Article III of this Agreement.

V. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY by its Administrator and Attorney-in-Fact
SCOR Global Life Re Insurance Company of Texas

on                June 6, 2012
Signature         /s/ Glenn Cunningham                         Signature         /s/ Robin Blackwell
                  -------------------------------------------                    ------------------------------------
Name in Text      Glenn Cunningham                             Name in Text      Robin Blackwell
Title:            Executive Vice President                     Title:            Assistant Vice President
                  SCOR Global Life Re Insurance Company of                       SCOR Global Life Re Insurance
                  Texas                                                          Company of Texas

HARTFORD LIFE INSURANCE COMPANY

By:       /s/ Paul Fischer                                    Attest:   /s/ Donna R. Jarvis
          --------------------------------------------------            -------------------------------------------
Name:     Paul Fischer                                        Name:     Donna R. Jarvis
Title:    Assistant Vice President and Actuary                Title:    Vice President and Actuary
Date:     June 12, 2012                                       Date:     June 12, 2012

LS Excess Treaty -- Effective 1/01/2002
Between HL and TFLIC
Amendment #8 -- Effective 03/1/2009

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